Innovid Regains Compliance with NYSE Continued Listing Standards

NEW YORK, July 5, 2023 -- Innovid Corp. (NYSE:CTV) (the "Company"), an independent advertising platform for delivery, personalization, and measurement of converged TV across linear, connected TV (CTV) and digital, today announced that, based on a notification letter the Company received from the New York Stock Exchange (the "NYSE") on July 3, 2023, the Company has regained compliance with the NYSE's continued listing standards for minimum share price under Section 802.01C of the NYSE Listing Company Manual.

On May 18, 2023, NYSE had notified Innovid that it was not in compliance with the NYSE's continued listing standards because the average closing price of the Company’s common stock was less than $1.00 per share over a 30 trading-day period.

On July 3, 2023, the Company received a confirmation from the NYSE that, as of June 30, 2023, the Company’s average stock price had a closing share price of at least $1.00 and had maintained an average closing share price of at least $1.00 over the 30 trading-day period ending on that date. Accordingly, the Company’s shares are no longer considered to be below the minimum share price requirement of Section 802.01C and, a result, the Company has regained compliance with the NYSE continued listing standards and will continue to be traded on the NYSE.

About Innovid

Innovid (NYSE: CTV) powers advertising delivery, personalization, measurement, and outcomes across linear, connected TV (CTV) and digital for the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific.

To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results and expected growth. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid's ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid's ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid's estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid's sales and marketing efforts, Innovid's ability to effectively manage its growth, the impact of the Covid19 pandemic, the risk of continued inflation and other macroeconomic events, acquisition related risks, and other important factors discussed under the caption "Risk Factors" in Innovid's Annual Report on Form 10-K filed with the SEC on March 18, 2022, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Investors:
IR@innovid.com

Media:
Caroline Yodice
cyodice@daddibrand.com